Exhibit 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”), effective as of July 18, 2011, amends the Employment and Non-Competition Agreement, effective as of July 25, 2011 (the “Employment Agreement”), between Addus HealthCare, Inc. (the “Company”) and Gregory Breemes (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

W I T N E S S E T H :

WHEREAS, Section 13 of the Employment Agreement provides that the Employment Agreement may not be changed, modified or amended except in writing signed by both parties;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Employment Agreement. The Effective Date of the Employment Agreement shall be July 18, 2011.

2. Nature of Agreement; No Other Amendments.

(a) The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Employment Agreement in accordance with Section 13 thereof.

(b) Except as specifically amended by this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect.

(c) Each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Employment Agreement shall mean and be a reference to the Employment Agreement as amended by this Amendment.

3. Captions. The section captions used herein are reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

4. Counterparts. This Amendment may be executed in more than one counterpart, all of which taken together shall constitute one instrument. The parties hereto may execute this Amendment by facsimile or PDF signature.

5. Governing Law. This Amendment shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

IN WITNESS WHEREOF, the parties hereto here caused this Amendment to be duly executed by as of the day and year first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark Heaney
Name: Mark Heaney
Title: President & Chief Executive Officer

/s/ Gregory Breemes
Gregory Breemes